Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2007 RESULTS

— Reaffirms Earnings Projections for 2007 —

LAKE FOREST, Ill., Aug. 8, 2007 — Hospira, Inc. (NYSE: HSP), a leading global hospital products company, today reported results for the second quarter ended June 30, 2007.

•                  Net sales in the second quarter increased 29.5 percent to $869.4 million compared to $671.1 million in the second quarter last year. Net sales excluding Mayne Pharma sales grew 2.8 percent.

•                  Adjusted* second-quarter 2007 diluted earnings per share were $0.49 versus $0.43 in 2006. GAAP second-quarter 2007 diluted earnings per share were $0.20 versus $0.34 for the same period last year.

“Backed by another quarter of solid performance, we are reaffirming our 2007 earnings projections and continue to expect strong contributions from our specialty generic injectables and medication management systems products,” said Christopher B. Begley, chairman and chief executive officer. “We’ve made significant, positive progress in advancing our business strategies and integrating the recently acquired Mayne Pharma organization, key initiatives that position Hospira for sustained growth.”

Second-quarter Financial Highlights

The following table highlights net sales, net income and diluted earnings per share (EPS) results for the quarter ended June 30:

In $ millions, except	GAAP Three Months Ended June 30%			Adjusted* Three Months Ended June 30%
per share amounts	2007	2006	Change	2007	2006	Change
Net Sales	$869.4	$671.1	29.5%	n/a	n/a	n/a
Net Income	$30.7	$54.2	(43.3%)	$78.1	$67.8	15.1%
Diluted EPS	$0.20	$0.34	(41.2%)	$0.49	$0.43	14.0%

The primary components of the year-over-year increase in net sales for the second quarter are as follows:

•                  Mayne Pharma acquisition — 26.7 percentage points;

•                  Favorable volume/mix in the legacy Hospira business — 1.8 percentage points;

•                  Favorable foreign currency translation — 0.6 percentage point; and

•                  Favorable pricing in the U.S. — 0.3 percentage point.

A schedule detailing sales by product line for the three-month and six-month periods of 2007 and 2006 is attached to this press release.

In conjunction with the previous table, the following summarizes the financial results for the second quarter of 2007 compared to the same period in 2006:

	GAAP Three Months Ended June 30%			Adjusted* Three Months Ended June 30%
In $ millions	2007	2006	Change	2007	2006	Change
Gross Profit	$266.2	$225.1	18.3%	$328.2	$233.4	40.6%
R&D Expense	$52.6	$39.1	34.6%	$52.1	$38.0	37.1%
S,G&A Expense	$146.0	$111.1	31.5%	$137.0	$102.5	33.7%
Income from Operations	$67.6	$75.0	(9.8%)	$139.1	$92.9	49.7%

Statistics
Gross Margin	30.6%	33.5%		37.8%	34.8%
R&D as % of Sales	6.0%	5.8%		6.0%	5.7%
S,G&A as % of Sales	16.8%	16.6%		15.8%	15.3%
Operating Margin	7.8%	11.2%		16.0%	13.8%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include the effects of purchase accounting charges and amortization of intangibles resulting from the Mayne Pharma acquisition, the Mayne Pharma integration charges, charges related to Hospira’s manufacturing optimization initiatives, and other items as detailed in the schedules attached to this press release.

The year-over-year improvement in adjusted* gross margin was attributable primarily to the inclusion of Mayne Pharma in the consolidated results and a better mix of Hospira legacy products.

The inclusion of the results of Mayne Pharma accounted for most of the increase in adjusted* Research and Development (R&D) expense and the adjusted* Selling, General and Administrative (S,G&A) expense. Also affecting the adjusted* S,G&A results were higher stock option expense, as well as inflation and an increase in sales and marketing expense in the legacy Hospira business.

The increase in adjusted* operating margin was due to higher adjusted* gross margins, which were partially offset by higher adjusted* R&D and adjusted* S,G&A.

Six-month Financial Highlights

The following highlights the key financial metrics for the first six months of 2007 compared to the same period in 2006:

In $ millions, except	GAAP Six Months Ended June 30%			Adjusted* Six Months Ended June 30%
per share amounts	2007	2006	Change	2007	2006	Change
Net Sales	$1,652.2	$1,335.4%	23.7%	n/a	n/a	n/a
Net Income	$1.3	$134.3	(99.0)%	$171.9	$171.1	0.5%
Diluted EPS	$0.01	$0.83	(98.8)%	$1.08	$1.06	1.9%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include the effects of the write-off of acquired in-process R&D relating to the Mayne Pharma acquisition, purchase accounting charges and amortization of intangibles resulting from the Mayne Pharma acquisition, the Mayne Pharma integration charges, charges related to Hospira’s manufacturing optimization initiatives, and other items as detailed in the schedules attached to this press release.

Cash Flow

Cash flow from operations for the first six months of 2007 was $171.6 million, down from $179.9 million in 2006.

Capital expenditures were $88.5 million for the first half of 2007, compared to $139.8 million for the same period in 2006. The decline is due to lower expenditures in 2007 on information technology as the company completed the build-out of its independent system in 2006, decreased expenditures for the company’s manufacturing optimization initiatives and the overall timing of capital spending.

2007 Projections

Hospira has narrowed the projected range of net sales for the year. Full-year 2007 net sales are now expected to be between $3.40 billion and $3.44 billion, representing growth of approximately 26 to 28 percent. Excluding Mayne Pharma sales, the company expects net sales growth to be between 3 and 4 percent.

Hospira continues to project that adjusted* diluted earnings per share for 2007 will be in the range of $2.11 to $2.16. The reconciliation between the projected adjusted* diluted earnings per share and GAAP-basis earnings per share is:

Diluted earnings per share — adjusted*	$2.11—$2.16

Estimated charges related to previously announced manufacturing optimization initiatives (mid-point of an estimated range of $0.13 to $0.17 per diluted share for 2007)	($0.15)

Estimated integration and other acquisition-related expenses (mid-point of an estimated range of $0.18 to $0.22 per diluted share for 2007)	($0.20)

Estimated purchase accounting charges, which include acquired in-process R&D and inventory step-up charges resulting from the Mayne Pharma acquisition (mid-point of an estimated range of $0.74 to $0.76 per diluted share for 2007)	($0.75)

Estimated $46 million for the amortization of intangibles related to the Mayne Pharma acquisition (11 months of 2007)	($0.19)

Diluted earnings per share — GAAP basis	$0.82—$0.87

The company continues to project that cash flow from operations in 2007 will be in the $450 million to $500 million range. The company also continues to expect that depreciation and amortization, excluding amortization related to the Mayne Pharma acquisition, will be between $185 million and $195 million. The projection for capital expenditures has been updated and is now expected to be between $230 million and $250 million.

*Use of Non-GAAP Financial Measures

Non-GAAP financial measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

Webcast

Hospira will hold a conference call for investors and media at 8 a.m. Central Time on Wednesday, Aug. 8, 2007. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. In February 2007, Hospira acquired Mayne Pharma Limited to become the world leader in specialty generic injectable pharmaceuticals. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care and oncology injectables, which help address the high cost of proprietary pharmaceuticals; and integrated solutions for medication management and infusion therapy. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 15,000 employees worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma and other statements regarding Hospira’s goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2006, and Hospira’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224) 212-2363

Tareta Adams
(224) 212-2535

###

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in thousands, except for per share amounts)

	Three Months Ended June 30		% Change	Six Months Ended June 30		% Change
	2007	2006		2007	2006
Net sales	$869,356	$671,101	29.5	$1,652,154	$1,335,395	23.7
Cost of products sold	603,118	446,015	35.2	1,111,367	865,513	28.4
Gross Profit	266,238	225,086	18.3	540,787	469,882	15.1

Research and development	52,558	39,055	34.6	96,069	70,056	37.1
Acquired in-process research and development	—	—	nm	84,800	—	nm
Selling, general and administrative	146,035	111,073	31.5	277,898	212,867	30.6
Income From Operations	67,645	74,958	(9.8)	82,020	186,959	(56.1)

Interest expense	37,344	7,283	412.8	67,866	14,940	354.3
Other income, net	(5,173)	(3,549)	45.8	(5,876)	(8,295)	(29.2)
Income Before Income Taxes	35,474	71,224	(50.2)	20,030	180,314	(88.9)

Income tax expense	4,796	17,074	(71.9)	18,708	45,981	(59.3)
Net Income	$30,678	$54,150	(43.3)	$1,322	$134,333	(99.0)

Earnings Per Common Share:
Basic	$0.20	$0.35	(42.9)	$0.01	$0.85	(98.8)
Diluted	$0.20	$0.34	(41.2)	$0.01	$0.83	(98.8)

Weighted Average Common Shares Outstanding:
Basic	156,699	156,448	0.2	156,393	158,673	(1.4)
Diluted	159,526	159,655	(0.1)	158,982	162,026	(1.9)

Hospira, Inc.
Reconciliation of Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	Three Months Ended June 30								% Change vs.
	2007				2006				Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$869,356	$—		$869,356	$671,101	$—		$671,101	29.5	29.5
Cost of products sold	603,118	(61,980	)A	541,138	446,015	(8,303	)D	437,712	35.2	23.6
Gross Profit	266,238	61,980		328,218	225,086	8,303		233,389	18.3	40.6

Research and development	52,558	(490	)B	52,068	39,055	(1,069	)E	37,986	34.6	37.1
Acquired in-process research and development	—	—		—	—	—		—	nm	nm
Selling, general and administrative	146,035	(9,015	)B	137,020	111,073	(8,593	)E	102,480	31.5	33.7
Income From Operations	67,645	71,485		139,130	74,958	17,965		92,923	(9.8)	49.7

Interest expense	37,344	—		37,344	7,283	—		7,283	412.8	412.8
Other income, net	(5,173)	—		(5,173)	(3,549)	—		(3,549)	45.8	45.8
Income Before Income Taxes	35,474	71,485		106,959	71,224	17,965		89,189	(50.2)	19.9

Income tax expense	4,796	24,082	C	28,878	17,074	4,285	F	21,359	(71.9)	35.2
Net Income	$30,678	$47,403		$78,081	$54,150	$13,680		$67,830	(43.3)	15.1

Earnings Per Common Share:
Basic	$0.20	$0.30		$0.50	$0.35	$0.09		$0.44	(42.9)	13.6
Diluted	$0.20	$0.29		$0.49	$0.34	$0.09		$0.43	(41.2)	14.0

Weighted Average Common Shares Outstanding:
Basic	156,699	156,699		156,699	156,448	156,448		156,448	0.2	0.2
Diluted	159,526	159,526		159,526	159,655	159,655		159,655	(0.1)	(0.1)

Statistics (as a % of Total Net Sales, except for income tax rate)

Gross Profit	30.6%	37.8%	33.5%	34.8%

R&D	6.0%	6.0%	5.8%	5.7%

SG&A	16.8%	15.8%	16.6%	15.3%

Income From Operations	7.8%	16.0%	11.2%	13.8%

Income Before Income Taxes	4.1%	12.3%	10.6%	13.3%

Net Income	3.5%	9.0%	8.1%	10.1%

Income Tax Rate	13.5%	27.0%	24.0%	24.0%

A—Includes inventory step-up charge of $31,705 and intangible assets amortization of $13,162 related to the Mayne Pharma acquisition; charges of $14,605 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City manufacturing plant to ICU Medical ($1,579); and Mayne Pharma integration charges of $4,087.

B—Acquisition integration charges.

C—Reflects the tax effect of the above adjustments.

D—Includes charges of $15,892 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City manufacturing plant to ICU Medical ($1,100); a gain on the sale of the Donegal, Ireland facility ($7,851); and non-recurring transition charges of $1,362.

E—Non-recurring transition charges.

F—Reflects the tax effect of the above adjustments and the impact of decreasing the overall effective tax rate from 26.5% to 25.5%.

Hospira, Inc.
Reconciliation of Condensed Consolidated Statements of Income
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	Six Months Ended June 30								% Change vs.
	2007				2006				Prior Year
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjusted
Net sales	$1,652,154	$—		$1,652,154	$1,335,395	$—		$1,335,395	23.7	23.7
Cost of products sold	1,111,367	(104,098	)A	1,007,269	865,513	(27,131	)H	838,382	28.4	20.1
Gross Profit	540,787	104,098		644,885	469,882	27,131		497,013	15.1	29.8

Research and development	96,069	(642	)B	95,427	70,056	(3,004	)I	67,052	37.1	42.3
Acquired in-process research and development	84,800	(84,800	)C	—	—	—		—	nm	nm
Selling, general and administrative	277,898	(18,048	)D	259,850	212,867	(19,201	)I	193,666	30.6	34.2
Income From Operations	82,020	207,588		289,608	186,959	49,336		236,295	(56.1)	22.6

Interest expense	67,866	(2,265	)E	65,601	14,940	—		14,940	354.3	339.1
Other income, net	(5,876)	(5,653	)F	(11,529)	(8,295)	—		(8,295)	(29.2)	39.0
Income Before Income Taxes	20,030	215,506		235,536	180,314	49,336		229,650	(88.9)	2.6

Income tax expense	18,708	44,886	G	63,594	45,981	12,581	J	58,562	(59.3)	8.6
Net Income	$1,322	$170,620		$171,942	$134,333	$36,755		$171,088	(99.0)	0.5

Earnings Per Common Share:
Basic	$0.01	$1.09		$1.10	$0.85	$0.23		$1.88	(98.8)	1.9
Diluted	$0.01	$1.07		$1.08	$0.83	$0.23		$1.06	(98.8)	1.9

Weighted Average Comon Shares Outstanding:
Basic	156,393	156,393		156,393	158,673	158,673		158,673	(1.4)	(1.4)
Diluted	158,982	158,982		158,982	162,026	162,026		162,026	(1.9)	(1.9)

Statistics (as a % of Total Net Sales, except for income tax rate)

Gross Profit	32.7%	39.0%	35.2%	37.2%

R&D	5.8%	5.8%	5.2%	5.0%

SG&A	16.8%	15.7%	15.9%	14.5%

Income From Operations	5.0%	17.5%	14.0%	17.7%

Income Before Income Taxes	1.2%	14.3%	13.5%	17.2%

Net Income	0.1%	10.4%	10.1%	12.8%

Income Tax Rate	93.4%	27.0%	25.5%	25.5%

A — Includes inventory step-up charge of $53,113 and intangible assets amortization of $21,590 related to the Mayne Pharma acquisition; charges of $25,443 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives; a reduction of the obligation associated with the sale of the Salt Lake City manufacturing plant to ICU Medical ($1,579); and Mayne Pharma integration charges of $5,531.

B — Acquisition integration charges.

C — Acquired in-process research and development related to the acquisition of Mayne Pharma.

D — Acquisition integration charges.

E — Other acquisition-related charge: bridge loan fees incurred as a result of the Mayne Pharma acquisition expensed upon refinancing of loan during the first quarter.

F — Other acquisition-related charge: foreign exchange losses related to the Mayne Pharma acquisition.

G — Reflects the tax effect of the above adjustments, except for the non-tax deductible write-off of acquired in-process research and development related to the Mayne Pharma acquisition.

H — Includes charges of $31,951 related to the planned closures of the Donegal, Ireland; Ashland, OH; Montreal, Canada; and North Chicago, IL facilities as part of Hospira’s manufacturing optimization initiatives;  a reduction of the obligation associated with the sale of the Salt Lake City manufacturing plant to ICU Medical ($1,100); a gain on the sale of the Donegal, Ireland facility ($7,851); and non-recurring transition charges of $4,131.

I — Non-recurring transition charges.

J — Reflects the tax effect of the above adjustments.

Hospira, Inc.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Diluted Earnings Per Common Share — GAAP	$0.20	$0.34	$0.01	$0.83

Adjustments:
Acquired in-process research and development — Mayne Pharma acquisition	—	—	0.53	—

Inventory step-up charge — Mayne Pharma acquisition	0.14	—	0.23	—

Integration and other acquisition-related charges	0.05	—	0.13	—

Intangible assets amortization — Mayne Pharma acquisition	0.05	—	0.09	—

Charges related to manufacturing optimization initiatives	0.06	0.08	0.10	0.15

Non-recurring transition charges	—	0.06	—	0.13

Gain on the sale of the Donegal, Ireland facility	—	(0.01)	—	(0.01)

Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	(0.01)	(0.04)	(0.01)	(0.04)

Subtotal of Adjustments	0.29	0.09	1.07	0.23

Diluted Earnings per Common Share — Adjusted	$0.49	$0.43	$1.08	$1.06

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in thousands)

	June 30	December 31
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$203,031	$322,045
Net trade receivables	579,766	335,334
Inventories	792,943	626,934
Prepaid expenses, deferred income taxes and other receivables	257,974	238,577
Total Current Assets	1,833,714	1,522,890

Net property and equipment	1,243,909	1,039,431
Intangible assets, net of amortization	539,084	17,103
Goodwill	1,223,289	91,857
Deferred income taxes	68,927	76,367
Investments	38,785	31,341
Other assets	72,785	68,598
Total Assets	$5,020,493	$2,847,587

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$111,747	$4,532
Trade accounts payable	190,227	130,968
Salaries payable and other accruals	503,841	470,726
Total Current Liabilities	805,815	606,226
Long-term debt	2,381,518	702,044
Post-retirement obligations, deferred income taxes and other long-term liabilities	360,128	178,228
Commitments and Contingencies
Total Liabilities	3,547,461	1,486,498
Total Shareholders’ Equity	1,473,032	1,361,089
Total Liabilities and Shareholders’ Equity	$5,020,493	$2,847,587

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in thousands)

	Six Months Ended June 30
	2007	2006

Cash Flow From (Used in) Operating Activities:

Net income	$1,322	$134,333
Adjustments to reconcile net income to net cash from operating activities— Depreciation	90,084	77,909
Amortization of intangibles	22,901	964
Write-off of acquired in-process research and development	84,800	—
Stock-based compensation expense	23,530	19,584
Gain on sale of facility	—	(7,851)
Changes in assets and liabilities—
Trade receivables	(40,759)	(32,595)
Inventories	58,023	(71,669)
Prepaid expenses and other assets	(7,347)	(6,017)
Trade accounts payable	(5,051)	17,416
Other liabilities	(67,362)	114
Other, net	11,456	47,744
Net Cash From Operating Activities	171,597	179,932

Cash Flow From (Used in) Investing Activities:

Acquisitions of property and equipment	(88,522)	(139,784)
Acquisition of Mayne Pharma, net of cash acquired	(1,961,285)	—
Settlements of foreign currency contracts	(55,701)	—
Proceeds from dispositions of product rights	13,771	—
Proceeds from sale of facility	—	11,500
Purchase of intangibles and other investments	—	(12,045)
Net Cash (Used in) Investing Activities	(2,091,737)	(140,329)

Cash Flow From (Used in) Financing Activities:

Issuance of long-term debt, net of fees paid	3,336,198	—
Repayment of long-term debt	(1,575,082)	(71)
Other borrowings, net	(326)	4,069
Payment to Abbott for international assets	—	(98,536)
Common stock repurchased	—	(250,178)
Excess tax benefit from stock-based compensation arrangements	583	3,159
Proceeds from stock options exercised	27,538	34,851
Net Cash From (Used in) Financing Activities	1,788,911	(306,706)

Effect of exchange rate changes on cash and cash equivalents	12,215	2,938

Net change in cash and cash equivalents	(119,014)	(264,165)
Cash and cash equivalents at beginning of period	322,045	520,610
Cash and cash equivalents at end of period	$203,031	$256,445

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30			Six Months Ended June 30

	2007	2006	% Change	2007	2006	% Change
U.S. —

Specialty Injectable Pharmaceuticals	$205,639	$207,317	(0.8)	$411,398	$392,553	4.8
Medication Delivery Systems	230,823	214,443	7.6	443,804	427,469	3.8
Injectable Pharmaceutical Contract Manufacturing	36,888	49,687	(25.8)	78,114	101,789	(23.3)
Sales to Abbott Laboratories	20,036	21,441	(6.6)	37,187	45,822	(18.8)
Mayne Pharma	28,541	—	nm	49,600	—	nm
Other	71,022	64,794	9.6	141,854	139,243	1.9

Total U.S.	592,949	557,682	6.3	1,161,957	1,106,876	5.0

International —

Sales to Third Parties	115,268	93,662	23.1	221,833	192,955	15.0
Sales to Abbott Laboratories	10,421	19,757	(47.3)	25,910	35,564	(27.1)
Mayne Pharma	150,718	—	nm	242,454	—	nm

Total International	276,407	113,419	143.7	490,197	228,519	114.5

Total Net Sales	$869,356	$671,101	29.5	$1,652,154	$1,335,395	23.7

Total Net Sales excluding Mayne Pharma	$690,097	$671,101	2.8	$1,360,100	$1,335,395	1.9

Hospira, Inc.

Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended June 30
	Net Sales		Income from Operations
			%					%
	2007	2006	Change	2007		2006		Change

U.S.	$592,949	$557,682	6.3	$63,859	A	$83,070	A	(23.1)

International	276,407	113,419	143.7	22,142	B	6,700	B	230.5

Total reportable segments	$869,356	$671,101	29.5	86,001		89,770		(4.2)

Corporate functions				(18,356)	C	(14,812)	C	23.9
Income from operations				67,645		74,958		(9.8)
Other, net				(32,171)	D	(3,734)		nm

Income before income taxes				$35,474		$71,224		(50.2)

Included in the reported Income before income taxes above, are the following charges:
A — U.S.
Charges related to the planned closures of the Ashland, OH and North Chicago, IL facilities	$10,998	$7,732

Acquired in-process research and development — Mayne Pharma acquisition	—	—

Inventory step-up charge — Mayne Pharma acquisition	5,999	—

Intangible assets amortization — Mayne Pharma acquisition	3,270	—

Integration and other acquisition-related charges	8,068	—

Non-recurring transition charges	—	6,996

Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	(1,579)	(1,100)

Total U.S.	$26,756	$13,628

B — International
Acquired in-process research and development — Mayne Pharma acquisition	—	—

Inventory step-up charge — Mayne Pharma acquisition	25,706	—

Intangible assets amortization — Mayne Pharma acquisition	9,892	—

Charges related to the announced closures of the Donegal, Ireland and Montreal, Canada facilities	3,607	8,160

Integration charges — Mayne Pharma acquisition	1,141	—

Non-recurring transition charges	—	2,869

Gain on the sale of the Donegal, Ireland facility	—	(7,851)

Total International	$40,346	$3,178

C — Corporate
Integration and other acquisition-related charges	4,383	—

Non-recurring transition charges	—	1,159

Total Corporate	$4,383	$1,159

D — Other, net
Integration and other acquisition-related charges	—	—

Total Other, net	$—	$—

Total	$71,485	$17,965

	Six Months Ended June 30
	Net Sales		Income from Operations
			%					%
	2007	2006	Change	2007		2006		Change

U.S.	$1,161,957	$1,106,876	5.0	$107,216	A	$197,115	A	(45.6)

International	490,197	228,519	114.5	12,251	B	18,614	B	(34.2)

Total reportable segments	$1,652,154	$1,335,395	23.7	119,467		215,729		(44.6)

Corporate functions				(37,447)	C	(28,770)	C	30.2
Income from operations				82,020		186,959		(56.1)
Other, net				(61,990)	D	(6,645)		nm

Income before income taxes				$20,030		$180,314		(88.9)

Included in the reported Income before income taxes above, are the following charges:
A — U.S.
Charges related to the planned closures of the Ashland, OH and North Chicago, IL facilities	$19,358	$15,757

Acquired in-process research and development — Mayne Pharma acquisition	66,300	—

Inventory step-up charge — Mayne Pharma acquisition	11,171	—

Intangible assets amortization — Mayne Pharma acquisition	5,450	—

Integration and other acquisition-related charges	12,465	—

Non-recurring transition charges	—	16,307

Reduction of obligation related to the 2005 sale of the Salt Lake City, UT manufacturing plant	(1,579)	(1,100)

Total U.S.	$113,165	$30,964

B — International
Acquired in-process research and development — Mayne Pharma acquisition	18,500	—

Inventory step-up charge — Mayne Pharma acquisition	41,942	—

Intangible assets amortization — Mayne Pharma acquisition	16,140	—

Charges related to the announced closures of the Donegal, Ireland and Montreal, Canada facilities	6,085	16,194

Integration charges — Mayne Pharma acquisition	1,442	—

Non-recurring transition charges	—	7,663

Gain on the sale of the Donegal, Ireland facility	—	(7,851)

Total International	$84,109	$16,006

C — Corporate
Integration and other acquisition-related charges	10,314	—

Non-recurring transition charges	—	2,366

Total Corporate	$10,314	$2,366

D — Other, net
Integration and other acquisition-related charges	7,918	—

Total Other, net	$7,918	$—

Total	$215,506	$49,336